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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                               BANK CONTACT: PAUL A. MILLER
                                                                  (978) 725-7555




                                LSB CORPORATION
                             DECLARES CASH DIVIDEND
                              DIVIDEND YIELD 3.64%




NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - April 25, 2003 -- LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on April 24, 2003. The Board voted to pay a cash dividend of $0.12 per share on its outstanding shares of common stock payable on May 22, 2003 to shareholders of record at the close of business on May 8, 2003. This represents a 3.64% dividend yield based on the stock price at the close of business on April 24, 2003.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.


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